Exhibit 99.1

Global Brass and Copper Holdings, Inc. Announces Cash Dividend

Quarterly dividend of $0.06 per share to be paid on March 2, 2018
SCHAUMBURG, Ill.--(BUSINESS WIRE)--February 9, 2018-- Global Brass and Copper Holdings, Inc. (NYSE:BRSS) (the “Company”) announced today that, on February 9, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share on the Company’s common stock for the fourth quarter of 2017. The dividend will be paid on March 2, 2018 to stockholders of record on the close of business on February 20, 2018.

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations and contractual restrictions, such as the restrictive covenants contained in the Company’s credit agreement governing its term loan facility and in its credit agreement governing its asset-based revolving loan facility.

About Global Brass and Copper
Global Brass and Copper Holdings, Inc. is a leading, value-added converter, fabricator, processor and distributor of specialized non-ferrous products in North America. We engage in metal melting and casting, rolling, drawing, extruding, welding and stamping to fabricate finished and semi-finished alloy products from processed scrap, virgin metals and other refined metals. Our products include a wide range of sheet, strip, foil, rod, tube and fabricated metal component products that we sell under the Olin Brass, Chase Brass and A.J. Oster brand names. Our products are used in a variety of applications across diversified markets, including the building and housing, munitions, automotive, transportation, coinage, electronics/electrical components, industrial machinery and equipment and general consumer markets.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “projects,” “may,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements the Company makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to its expectations regarding future industry trends are forward-looking statements. In addition, the Company, through its senior management, from time to time makes or may make forward-looking public statements concerning its expected future operations and performance and other developments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may change at any time, and, therefore, the Company’s actual results may differ materially from those that it expected. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, the Company cautions that it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect the Company’s actual results. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the impact of our indebtedness; the effect of our ability to borrow money; our ability to implement our business strategies, including acquisition activities; our ability to continue implementing our balanced book approach to substantially reduce the impact of fluctuations in metal prices on our earnings and operating margins; shrinkage from processing operations and metal price fluctuations, particularly copper; the condition of various markets in which our customers operate, including the housing and commercial construction industries; our ability to maintain business relationships with our customers on favorable terms; the impact of a loss in customer volume or demand or a shift by customers of their manufacturing or sourcing offshore; our ability to compete effectively with existing and new competitors; the effects of industry consolidation or competition in our business lines; operational factors affecting the ongoing commercial operations of our facilities, including technology failures, regulatory approvals, permit issues, unscheduled blackouts, outages or repairs or unanticipated changes in energy costs; supply, demand, prices and other market conditions for our products; our ability to accommodate increases in production to meet demand for our products; government regulations relating to our products and services, including proposed EPA regulations regarding the registration and marketing of bactericidal copper products; our ability to maintain effective internal control over financial reporting; our ability to realize the planned cost savings and efficiency gains as part of our various initiatives; workplace safety issues; our ability to retain key employees; adverse developments in our relationship with our employees or the future terms of our collective bargaining agreements; rising employee medical costs; our ability to maintain the confidentiality of our proprietary information, to protect the validity, enforceability or scope of our intellectual property rights and manage litigation regarding our intellectual property rights; fluctuations in interest rates; and restrictive covenants in our indebtedness that may adversely affect our operational flexibility.

In addition, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, investors should not place undue reliance on those statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT:	Christopher J. Kodosky
Global Brass and Copper Holdings, Inc.
Chief Financial Officer
(847) 240-4700
or
Mark Barbalato
FTI Consulting
(212) 850-5707

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